UNITED STATES SECURITY AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or (of) 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: November 25, 2002
                        (Date of earliest event reported)

                                 NOVA OIL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

         000-32531                                            84-0811034
(Commission File Number)                    (IRS Employer Identification Number)

                               17922 N. Hatch Road
                               Colbert, Washington
                    (Address of Principal Executive Offices)

                                   99005-9377
                                   (Zip Code)

                                 (509) 466-0576
              (Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On November 18, 2002, the Board of Directors granted Options to purchase 160,000 shares of common stock of the Company to each of the Company's originators, namely: Bruce E. Cox, Paul E. Fredericks, Arthur P. Dammarell, Jr., Charles A. Cleveland, Carol A. Dunne, and Deborah H. Schneider (on behalf of her husband, Daniel W. Schneider, deceased). The total number of nondilutable options granted were options for 960,000 shares. The exercise price is $0.05 per share. The options are exercisable from November 25, 2002 until November 25, 2005. However, the options are not fully vested and nonforfeitable until January 25, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Nova Oil, Inc.
                                    (Registrant)

                                    By: /s/ ARTHUR P. DAMMARELL, JR.
                                      -----------------------------------
                                        Arthur P. Dammarell, Jr., Treasurer
                                        and Director

Dated:   December 5, 2002